             As with the Securities and Exchange Commission on September 8, 1999
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                         Silicon Valley Research, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)

              California                                 94-2743735
     ----------------------------           ------------------------------------
     (State or other jurisdiction           (I.R.S. employer identification no.)
    of incorporation or organization)

                            6360 San Ignacio Avenue
                          San Jose, California 95119
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                         Silicon Valley Research, Inc.
                        Amended 1988 Stock Option Plan
                        ------------------------------

                           (Full title of the plan)

                               James O. Benouis
                      President, Chief Executive Officer
                         Silicon Valley Research, Inc.
                            6360 San Ignacio Avenue
                          San Jose, California 95119
                    ---------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 361-0333

The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                                           Proposed             Proposed
                                           maximum              maximum
Title of securities      Amount to be  offering price per  aggregate offering      Amount of
to be registered          registered       share/1/             price/1/       registration fee/1/
--------------------------------------------------------------------------------------------------
Stock Option Plan
--------------------
Common Stock
 (without par value)     2,000,000            $0.14         $280,000.00


                         ---------                          -----------
Total                    2,000,000                          $280,000.00                 $77.85

/1/ Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on September 2, 1999 as reported on the OTC Bulletin Board.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

               Silicon Valley Research, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

               (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

               Inapplicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

               The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law.

               These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

               Inapplicable.

Item 8.   Exhibits
------    --------

               See Exhibit Index.

Item 9.   Undertakings
------    ------------

               (a)  Rule 415 Offering
               -----------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b)  Filing incorporating subsequent Exchange Act documents by
                    ---------------------------------------------------------
                    reference
                    ---------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)  Request for acceleration of effective date or filing of
               -------------------------------------------------------
               registration statement on Form S-8
               ----------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          SIGNATURE
          ---------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 7, 1999.

                                       SILICON VALLEY RESEARCH, INC.



                                       By:  /s/ James O. Benouis
                                            ------------------------------------
                                                James O. Benouis, President
                                                and Chief Executive Officer

                                  POWER OF ATTORNEY

     The officers and directors of Silicon Valley Research, Inc. whose signatures appear below, hereby constitute and appoint James O. Benouis their true and lawful attorney and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                              Title                                  Date
        ---------                              -----                                  ----
/s/James O. Benouis               President, Chief Executive Officer           September 7, 1999
------------------------------    and Director (Principal Executive
James O. Benouis                  Officer)


/s/Robert R. Anderson             Chairman of the Board                        September 7, 1999
------------------------------
Robert R. Anderson


/s/David G. Arscott               Director                                     September 7, 1999
------------------------------
David G. Arscott


/s/David Knight                   Director                                     September 7, 1999
------------------------------
David Knight

                                 EXHIBIT INDEX


     4.1 Articles of Incorporation of the Company are incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission effective October 17, 1994

     4.2 Bylaws of the Company are incorporated by reference to Exhibit 4.04 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission effective August 12, 1993 (File No. 33-67304)

     5    Opinion re legality

     23.1 Consent of Counsel (included in Exhibit 5)

     23.2 Consent of Independent Auditors

     23.3 Consent of Independent Accountants

     24 Power of Attorney (included in signature pages to this registration statement)